As filed with the Securities and Exchange Commission on June 15, 2009
Registration No.  333-____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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CONTINENTAL AIRLINES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1600 Smith Street, Dept. HQSEO Houston, Texas 77002	74-2099724
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification)

CONTINENTAL AIRLINES, INC.
2004 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Jennifer L. Vogel, Esq.
Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer
Continental Airlines, Inc.
1600 Smith Street, Dept. HQSEO
Houston, Texas 77002
(713) 324-5000
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑                                                                  Accelerated filer ☐
Non-accelerated filer ☐                                                                  Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Class B Common Stock, par value $.01 per share	3,500,000 Shares (2)(3)	$9.27	$32,445,000.00	$1,810.43

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), using the average of the high and low prices of the Class B Common Stock on the New York Stock Exchange on June 11, 2009.

(2) Represents the additional number of shares of the Registrant's Class B Common Stock issuable under the Registrant's 2004 Employee Stock Purchase Plan.  This registration statement also covers an indeterminate amount of additional shares issuable to prevent dilution in the event of stock splits, stock dividends or similar adjustments of the outstanding Class B Common Stock.

(3) In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2004 Employee Stock Purchase Plan.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement on Form S-8 (this "Registration Statement") is being filed by Continental Airlines, Inc. (the "Registrant" or the "Company") to register an additional 3,500,000 shares of Class B Common Stock of the Registrant, $0.01 par value ("Common Stock"), reserved for issuance under the Registrant's 2004 Employee Stock Purchase Plan.  The Registrant's Board of Directors and stockholders duly approved these additional shares. Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, No. 333-113444 relating to the Registrant's 2004 Employee Stock Purchase Plan, including without limitation, periodic reports that the Registrant filed, or will file, after such Form S-8 to maintain current information about the Registrant, are hereby incorporated in this Registration Statement by reference, except to the extent otherwise updated or modified by this Registration Statement.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission ("SEC") by the Registrant (Exchange Act File No. 1-10323), are incorporated herein by reference:

(i)	Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 19, 2009;

(ii)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on April 24, 2009;

(iii)
Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 thereof) filed with the SEC on January 6, 2009, February 3, 2009, March 3, 2009, April 2, 2009, April 24, 2009, May 4, 2009, June 2, 2009 and June 12, 2009; and

(iv)
The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/A#5, as filed with the SEC on November 21, 2008, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 5.  Interests of Named Experts and Counsel.

Certain legal matters with respect to the Common Stock offered hereby are being passed upon by Jennifer L. Vogel, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of the Registrant. Ms. Vogel, as an employee of the Registrant, is eligible to participate in the Continental Airlines, Inc. 2004 Employee Stock Purchase Plan. Ms. Vogel is also a stockholder of the Registrant.

Item 8.  Exhibits.

Reference is made to the Exhibit Index, which immediately precedes the exhibits filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 15, 2009.

CONTINENTAL AIRLINES, INC. By: /s/ Jennifer L. Vogel Jennifer L. Vogel Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2009.

Signature	Title

* Lawrence W. Kellner	Chairman and Chief Executive Officer (Principal Executive Officer)

* Zane C. Rowe	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Chris T. Kenny	Vice President and Controller (Principal Accounting Officer)

* Kirbyjon H. Caldwell	Director

* Douglas H. McCorkindale	Director

* Henry L. Meyer III	Director

* Oscar Munoz	Director

* Jeffery A. Smisek	Director

* Karen Hastie Williams	Director

* Ronald B. Woodard	Director

* Charles A. Yamarone	Director

*By: /s/ Jennifer L. Vogel Jennifer L. Vogel, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Class B Common Stock Certificate of Continental - incorporated by reference to Exhibit 4.1 to Continental's Registration Statement on Form 8-A/A filed November 21, 2008.

5.1*	Opinion of Senior Vice President, General Counsel, Secretary and Chief Compliance Officer.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, included in Exhibit 5.1.

24.1*	Powers of Attorney.

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*Filed herewith.